As filed with the Securities and Exchange Commission on April 22, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CDT EQUITY INC.

(Exact name of registrant as specified in its charter)

Delaware	87-3272543
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4851 Tamiami Trail North, Suite 200

Naples, Florida 34103

(646) 491-9132

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew Regan

Chief Executive Officer

CDT Equity Inc.

4851 Tamiami Trail North, Suite 200

Naples, Florida 34103

(646) 491-9132

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Todd Mason, Esq.

Thompson Hine LLP

300 Madison Ave, 27th Floor

New York, NY 10017

(212) 344-5680

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not resell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 22, 2026

PRELIMINARY PROSPECTUS

5,348,058 Shares of Common Stock

The shares of common stock, par value $0.0001 per share (the “Common Stock”) of CDT Equity Inc. (the “Company”) registered for resale pursuant to this prospectus consist of (i) up to 925,925 shares of Common Stock (the “ELOC Shares”) issuable pursuant to an amendment entered into on March 3, 2026 (the “Amendment”) to the directed stock purchase agreement entered into on January 16, 2026 (as amended, the “Amended ELOC Purchase Agreement”) by and between the Company and Ascent Partners Fund LLC (“Ascent”) relating to an equity line of credit; and (ii) 4,422,133 shares of Common Stock (the “Sarborg Shares,” and together with the ELOC Shares, the “Shares”) issued pursuant to the Securities Purchase Agreement entered into on February 19, 2026 (“Purchase Agreement”), by and between the Company and all of the stockholders (collectively, the “Investors,” and together with Ascent, the “Selling Stockholders”) of Sarborg Limited (“Sarborg”).

We are registering the Shares on behalf of the Selling Stockholders to be offered and sold by them from time to time. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of our Common Stock by the Selling Stockholders in the offering described in this prospectus. The Selling Stockholders may sell any, all or none of the Shares offered by this prospectus. For more information, see “Use of Proceeds.”

The Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may offer or sell the Shares from time to time in a number of different ways and at varying prices, including through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” on page 13 of this prospectus for more information about how the Selling Stockholders may sell or dispose of the Shares being registered pursuant to this prospectus.

This prospectus describes the general manner in which the Shares may be offered and sold. When the Selling Stockholders sell Shares under this prospectus, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

Our Common Stock is traded on The Nasdaq Capital Market under the trading symbol “CDT.” On April 20, 2026, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $3.36.

On March 24, 2026, the Company filed a certificate of amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware to effectuate a 1-for-25 reverse stock split (the “Reverse Stock Split”) of the outstanding shares of the Company’s Common Stock. Effective March 26, 2026 at 5:00 p.m. Eastern Time, every 25 shares of our Common Stock, either issued or outstanding, immediately prior to the filing and effectiveness of our Certificate of Amendment, was automatically combined and converted (without any further act) into one fully paid and non-assessable share of Common Stock. No fractional shares were issued as a result of the Reverse Stock Split. Stockholders of record who would otherwise be entitled to receive a fractional share of Common Stock received a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price per share of our Common Stock (as adjusted for the Reverse Stock Split) on The Nasdaq Capital Market on March 26, 2026. The Reverse Stock Split had the effect of reducing the aggregate number of outstanding shares of Common Stock from approximately 118,061,466 shares on a pre-reverse split basis to a total of approximately 4,722,458 shares outstanding on a post-reverse split basis (subject to adjustment for the rounding up of fractional shares resulting from the Reverse Stock Split).

All financial information, share numbers, option numbers, warrant numbers, other derivative security numbers and exercise prices appearing in this registration statement have been adjusted to give effect to the Reverse Stock Split, except where otherwise stated.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

We have not, and the Selling Stockholders have not, authorized anyone to provide you with information different than or inconsistent with the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Selling Stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, any applicable prospectus supplement, any free writing prospectus that we have authorized for use in connection with this prospectus and the documents incorporated by reference in this prospectus, any applicable prospectus supplement, any free writing prospectus that we have authorized for use in connection with this prospectus, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

The distribution of this prospectus and this offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of our securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless expressly indicated or the context otherwise requires, references in this prospectus to the “Company,” “CDT,” “CDT Equity,” the “Registrant,” “we,” “us,” and “our” refer to CDT Equity Inc. and its subsidiaries on a consolidated basis (and the business of Old Conduit which became the business of the Company after giving effect to the Business Combination (as defined below)), unless the context requires otherwise.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, all applicable prospectus supplements, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” contained in this prospectus, all applicable prospectus supplements, and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

On September 22, 2023, a merger transaction (the “Business Combination”) between Conduit Pharmaceuticals Limited (“Old Conduit”), Murphy Canyon Acquisition Corp (“MURF”) and Conduit Merger Sub, Inc., a Cayman Islands exempted company and a wholly owned subsidiary of MURF (“Merger Sub”), was completed pursuant to the Agreement and Plan of Merger, dated November 8, 2022, as amended, (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, at the closing, (i) Merger Sub merged with and into Old Conduit, with Old Conduit surviving the Business Combination as a wholly-owned subsidiary of MURF, and (ii) MURF changed its name from Murphy Canyon Acquisition Corp. to Conduit Pharmaceuticals Inc. Effective August 5, 2025, the Company changed its name from Conduit Pharmaceuticals Inc. to CDT Equity Inc. Our change to CDT Equity Inc. reflects the evolution of our strategy as a data-driven biotech development company focused on identifying, enhancing, and advancing high-potential therapeutic assets through scientific innovation and strategic partnerships.

CDT Equity is a data-driven biotech development company focused on identifying, enhancing, and advancing high-potential therapeutic assets through scientific innovation and strategic partnerships. The Company has evolved into a broader, more agile platform that leverages artificial intelligence, solid-form chemistry, and efficient asset repositioning to accelerate the development of novel therapeutic treatments.

CDT Equity’s strategy is centered on unlocking the untapped value of clinical-stage compounds, particularly those deprioritized by larger pharmaceutical companies with strong, supporting Phase I safety data. Through advanced co-crystallization and solid-form technologies developed at our Cambridge facility, we aim to improve drug properties and have successfully extended the patent life of certain drugs by up to 20 years.

Recent Developments Regarding the Selling Stockholders

Equity Line of Credit

On January 16, 2026, the Company entered into the ELOC Purchase Agreement with Ascent relating to an equity line of credit facility (as amended, the “ELOC”). Pursuant to the ELOC Purchase Agreement, the Company will have the right from time to time at its option to sell to Ascent up to $25.0 million of the Company’s Common Stock, subject to certain customary conditions and limitations set forth in the ELOC Purchase Agreement. As additional consideration, the Company issued 8,161 shares of Common Stock to Ascent (the “Effective Date Shares”). On March 3, 2026, the Company and Ascent entered into the Amendment to the ELOC Purchase Agreement (the “Amended ELOC Purchase Agreement”) in which the parties agreed to lower the floor price to $0.60 (the “Regular Floor Price”). Accordingly, the Company can issue an additional 925,925 shares of Common Stock pursuant to the ELOC, not taking into account the beneficial ownership limitations contained in the Amended ELOC Purchase Agreement. All other terms remain the same.

Sales of Common Stock to Ascent, and the timing of any sales, will be determined by the Company from time to time in its sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of shares of Common Stock and determinations by the Company regarding the use of proceeds of such sales. The net proceeds from any sales under the Amended ELOC Purchase Agreement will depend on the frequency and prices at which the shares of Common Stock are sold to Ascent. The Company expects to use the proceeds from any sales under the Amended ELOC Purchase Agreement for working capital and general corporate purposes. Under the terms of the Amended ELOC Purchase Agreement, the Company has agreed not to engage in any other “at the market offering” or “equity line of credit” transaction during the term of the Amended ELOC Purchase Agreement.

The Company has the right, but not the obligation to direct Ascent to purchase shares of Common Stock until the earlier of (i) the first day of the month following the 36-month period after the effective date of the ELOC Purchase Agreement; and (ii) such time as $25.0 million of Common Stock has been sold to Ascent. The Company has the right to terminate the Amended ELOC Purchase Agreement at any time after commencement, at no cost or penalty, upon written notice to Ascent. Ascent has the right to terminate the Amended ELOC Purchase Agreement upon written notice to the Company if the Effective Date (as defined in the Amended ELOC Purchase Agreement) has not occurred within 10 business days of execution.

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In connection with the Company’s entry into the ELOC Purchase Agreement, the Company also entered into a registration rights agreement with Ascent (the “Registration Rights Agreement”), pursuant to which the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock that may be sold to Ascent under the ELOC and the Effective Date Shares.

Transactions with Investors of Sarborg Limited

On February 19, 2026, the Company entered into the Purchase Agreement with the stockholders of Sarborg. Pursuant to the Purchase Agreement, the stockholders of Sarborg agreed to sell to the Company, and the Company agreed to acquire from the stockholders of Sarborg, an aggregate of 1,020 ordinary shares of Sarborg, representing approximately 20% of the outstanding ordinary shares of Sarborg.

As consideration, the Company agreed to issue to the Investors, in the aggregate: (i) 23,915 shares of Common Stock (the “Initial Shares”); and (ii) pre-funded warrants to purchase up to 4,399,156 shares of Common Stock (the “Pre-Funded Warrants”). On March 19, 2026, all of the Pre-Funded Warrants were exercised on a cashless basis, and the Company issued an aggregate of 4,398,218 shares of Common Stock (the “Pre-Funded Warrant Shares,” and together with the Initial Shares, the “Sarborg Shares”). The number of shares issued upon such cashless exercise was calculated in accordance with the formula set forth in Section 2(c) of the Pre-Funded Warrant.

The Company has also agreed to pay Sarborg cash consideration of $8.0 million, which cash payment shall be deferred until such time as the Company raises no less than $20.0 million through the use of an at-the-market facility program.

Pursuant to the Purchase Agreement, the Company has agreed to use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission a resale registration statement providing for the resale by the stockholders of Sarborg of the Sarborg Shares under the Securities Act, and applicable state securities laws, within 60 days of the closing of the Purchase Agreement.

Andrew Regan, a director and the Chief Executive Officer of the Company, is a director of Sarborg. Chele Farley is a director of the Company, and a stockholder of Sarborg. Mr. Regan did not receive any Sarborg Shares and will not receive any consideration from the transactions contemplated by the Purchase Agreement. Ms. Farley is a less than 2.0% shareholder of Sarborg and participated in the transaction contemplated by the Purchase Agreement and received 78,037 Sarborg Shares in exchange for her respective shares of common stock of Sarborg. Ms. Farley did not receive consideration in excess of that being provided to other Investors.

Corporate Information

On September 22, 2023, the Business Combination between Old Conduit, MURF and Merger Sub, was completed pursuant to the Merger Agreement. Pursuant to the terms of the Merger Agreement, at the closing, (i) Merger Sub merged with and into Old Conduit, with Old Conduit surviving the Business Combination as a wholly-owned subsidiary of MURF, and (ii) MURF changed its name from Murphy Canyon Acquisition Corp. to Conduit Pharmaceuticals Inc. On August 5, 2025, the Company filed an amendment to its Second Amended and Restated Certificate of Incorporation, to effect a change of the Company’s name from “Conduit Pharmaceuticals Inc.” to “CDT Equity Inc.”

Our principal executive offices are located at 4851 Tamiami Trail North, Suite 200, Naples, Florida 34103, and our telephone number is (646) 491-9132. Our website address is www.cdtequity.com. The information contained on or otherwise accessible through our website is not part of this prospectus.

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The Offering

Shares of Common Stock offered by the Selling Stockholders	5,348,058 shares of Common Stock.

Use of proceeds	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares of Common Stock covered hereby by the Selling Stockholders. See “Use of Proceeds.”

Terms of this offering; Determination of offering price

The Selling Stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of Common Stock offered by this prospectus from time to time on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholders may offer or sell the shares of Common Stock offered by this prospectus at market prices prevailing at the time of sale, at prices related to prevailing market price or at privately negotiated prices.

The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock might not trade at market prices in excess of the offering price as prices for our Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity. See “Determination of Offering Price” and “Plan of Distribution” for more information.

Nasdaq symbol	Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “CDT”.

Risk Factors	Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” on page 5 of this prospectus and under similar headings in other documents incorporated by reference herein.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors described below and discussed in the sections titled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2025 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors” as well as in all applicable prospectus supplements and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition, and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

Risks Related to this Offering

As an investor, you may lose all of your investment.

Investing in our securities involves a high degree of risk. As an investor, you may never recoup all, or even part, of your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

It is not possible to predict the actual number of shares of Common Stock we will sell under the Amended ELOC Purchase Agreement, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the Amended ELOC Purchase Agreement and compliance with applicable law, we have the discretion to deliver notices to Ascent at any time throughout the term of the Amended ELOC Purchase Agreement. The actual number of shares of Common Stock that are sold to Ascent under the Amended ELOC Purchase Agreement may depend on a number of factors, including the market price of the Common Stock during the sales period. Actual gross proceeds may be less than $25.0 million, which may impact our future liquidity. Because the price per share of each share of Common Stock sold to Ascent under the Amended ELOC Purchase Agreement will fluctuate during the sales period, it is not currently possible to predict the number of shares of Common Stock that will be sold or the actual gross proceeds to be raised in connection with those sales.

The terms of the Amended ELOC Purchase Agreement limit the number of shares of Common Stock we may sell to Ascent, which may limit our ability to utilize the arrangement to enhance our cash resources.

The Amended ELOC Purchase Agreement includes restrictions on our ability to sell our shares to Ascent, including, subject to specified limitations, if a sale would cause Ascent to beneficially own more than 9.99% of our issued and outstanding shares of Common Stock or if the price for the Common Stock is less than the Regular Floor Price, then we may not sell to Ascent any shares of Common Stock. Accordingly, we cannot guarantee that we will be able to sell the full number of shares of Common Stock that Ascent has committed to purchase, if any. If we cannot sell the full amount of shares of Common Stock that Ascent has committed to purchase because of these limitations, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could materially adversely affect our liquidity and cash position.

We issued a significant number of shares of Common Stock in connection with the Sarborg transaction, which will be highly dilutive to existing stockholders.

Under the Purchase Agreement, all the stockholders of Sarborg exchanged their ordinary shares of Sarborg for 4,422,133 shares of Common Stock. The issuance by the Company of 4,422,133 shares has had the effect of diluting the ownership interests of existing stockholders.

The sale or availability for sale of shares issuable pursuant to this prospectus may depress the price of our Common Stock, significantly dilute the interest of our existing stockholders, and encourage short sales by third parties, which could further depress the price of our Common Stock.

To the extent that investors sell shares pursuant to this prospectus, the market price of our Common Stock may decrease due to the additional selling pressure in the market. Any downward pressure on the price of our Common Stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our Common Stock by increasing the number of shares of our Common Stock being sold, which could further contribute to any decline in the market price of our Common Stock.

Sales of substantial amounts of our Common Stock by the Selling Stockholders, or the perception that these sales could occur, could adversely affect the price of our Common Stock.

The sale by the Selling Stockholders of a significant number of shares of Common Stock could have a material adverse effect on the market price of our Common Stock. In addition, the perception in the public markets that the Selling Stockholders may sell all or a portion of their shares as a result of the registration of such shares for resale pursuant to this prospectus could also in and of itself have a material adverse effect on the market price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares or the availability of those shares for sale will have on the market price of our Common Stock.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. The Selling Stockholders may sell such shares at different times and at different prices. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholders in this offering as a result of sales made by us in future transactions at prices lower than the prices they paid.

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DETERMINATION OF OFFERING PRICE

The Selling Stockholders will offer or sell the shares of Common Stock offered by this prospectus at market prices prevailing at the time of sale, at prices related to prevailing market price or at privately negotiated prices. The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock might not trade at market prices in excess of the offering price as prices for our Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity. See “Plan of Distribution” for more information.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to:

●	our ability to meet future capital requirements to fund our operations, which may involve debt and/or equity financing, and to obtain such debt and/or equity financing on favorable terms, and our sources and uses of cash

●	the ability to maintain the listing of our securities on Nasdaq, and the potential liquidity and trading of our securities;

●	the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against us;

●	the risk of disruption to our current plans and operations;

●	the ability to recognize the anticipated benefits of our business and the Business Combination (as defined above), which may be affected by, among other things, competition and the ability to grow, manage growth profitably, and retain key employees;

●	costs related to our business;

●	changes in applicable laws or regulations;

●	our ability to execute our plans to develop and commercialize our current clinical assets, as well as any future clinical assets that we license, and the timing of any such commercialization;

●	our ability to maintain existing license agreements;

●	our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

●	our ability to achieve and maintain profitability in the future;

●	our financial performance; and

●	other factors disclosed under the section entitled “Risk Factors” herein.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “intends,” “may,” “plans,” “potential,” “will,” “would,” or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks in the section titled “Risk Factors”, in any prospectus, prospectus supplement and free writing prospectuses we may authorize for use in connection with this offering, and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

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USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale or disposition of shares of Common Stock held by the Selling Stockholders pursuant to this prospectus.

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SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition by the Selling Stockholders identified in the table below of up to an aggregate of 5,348,058 shares of Common Stock pursuant to the Amendment and Purchase Agreement, including shares of Common Stock issued upon the exercise of Pre-Funded Warrants. The Selling Stockholders acquired their securities in the transactions described above under the heading “Recent Developments Regarding the Selling Stockholders”.

The table below sets forth, as of April 20, 2026, the following information regarding the Selling Stockholders:

●	the name of the Selling Stockholders;

●	the number of shares of Common Stock owned by the Selling Stockholders prior to this offering;

●	the number of shares of Common Stock to be offered by the Selling Stockholders in this offering;

●	the number of shares of Common Stock to be owned by the Selling Stockholders assuming the sale of all of the shares of Common Stock covered by this prospectus; and

●	the percentage of our issued and outstanding shares of Common Stock to be owned by Selling Stockholders assuming the sale of all of the shares of Common Stock covered by this prospectus based on the number of shares of Common Stock issued and outstanding as of April 20, 2026.

Except as described above, the number of shares of Common Stock beneficially owned by the Selling Stockholders has been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, shares of Common Stock that the Selling Stockholder has the right to acquire within 60 days of April 20, 2026.

All information with respect to the Common Stock ownership of the Selling Stockholders has been furnished by or on behalf of the Selling Stockholders. We believe, based on information supplied by the Selling Stockholders, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholders have sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by the Selling Stockholders. Because the Selling Stockholders identified in the table may sell some or all of the shares of Common Stock beneficially owned by them and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of shares of Common Stock available for resale hereby that will be held by the Selling Stockholders upon termination of this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock they beneficially own in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholders will sell all of the shares of Common Stock owned beneficially by it that are covered by this prospectus, but will not sell any other shares of Common Stock that they presently own.

Except as set forth below, the Selling Stockholders have not held any position or office, or have otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares of Common Stock or other securities.

Name of Selling Stockholders	Shares Owned prior to Offering		Maximum Number of Shares Offered by this Prospectus	Shares Owned after Offering	Percentage of Shares Beneficially Owned after Offering(1)
Ascent Partners Fund LLC	1,674,826	(2)	925,925	748,901	13.36%
Alan Miller	65,031	(3)	65,031	-	*
Ben Readhead	86,708	(4)	86,708	-	*
Brendan Kerr	151,740	(5)	151,740	-	*
Bruce Hodges	108,385	(6)	108,385	-	*
Chele Chiavacci Farley	78,224	(7)	78,037	187	*
Craig Wigglesworth	433,543	(8)	433,543	-	*
Ian Burton	216,771	(9)	216,771	-	*
Nirland Limited	346,834	(10)	346,834	-	*
Pierfranco Bennati	216,771	(11)	216,771	-	*
Primary Development Fund (Cayman) SPC	416,752	(12)	416,728	24	*
Prospect Capital Securities Limited	1,469,711	(13)	1,469,711	-	*
Prospect Finance Limited	598,289	(14)	598,289	-	*
Ulrik Olsen	233,585	(15)	233,585	-	*

*	Indicates beneficial ownership of less than 1%.

(1)	Based on 4,858,350 shares outstanding as of April 20, 2026.

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(2)	Consists of (i) 740,740 shares of Common Stock issuable pursuant to the ELOC Purchase Agreement and 8,161 Effective Date Shares which we previously registered pursuant to a Registration Statement on Form S-3 (File No. 333-293062) filed on January 30, 2026, and declared effective on February 9, 2026; and (ii) an additional 925,925 shares of Common Stock issuable under the Amendment and offered pursuant to this prospectus. The business address of Ascent Partners Fund LLC is 19505 Biscayne Blvd., Suite 2350, Aventura, Florida 33180.

(3)	The business address of the Selling Stockholder is c/o SCM Direct, Michelin House, 81 Fulham Road, London SW3 6RD.

(4)	The business address of the Selling Stockholder is 2227 E Granite View Dr., Phoenix, Arizona 85048.

(5)	The business address of the Selling Stockholder is St Andrews House, Portsmouth Road, Esher, England KT10 9TA, United Kingdom.

(6)	The business address of the Selling Stockholder is Ashworth House, Holland Place, Bagshot Road, SL5 9JP.

(7)	Consists of (i) 187 shares of Common Stock held directly by Ms. Farley; (ii) 422 shares of Common Stock issued pursuant to the Purchase Agreement; and (iii) 77,615 shares of Common Stock issued on March 19, 2026, upon the cashless exercise of Pre-Funded Warrants. The business address of the Selling Stockholder is c/o CDT Equity Inc., 4851 Tamiami Trail North, Suite 200, Naples, Florida 34103.

(8)	The business address of the Selling Stockholder is 264 Riddell Road, Glendowie, Auckland 1071, New Zealand.

(9)	The business address of the Selling Stockholder is 61 Chester Row, SW1W 8JL, London, United Kingdom.

(10)	The business address of the Selling Stockholder is The Old Stables Rue a L’Or, St Peter Port, Guernsey GY1 1QG.

(11)	The business address of the Selling Stockholder is 700 NE 26th Ter, Unit 3603, Miami, Florida, 33137-5588.

(12)	Consists of (i) 24 shares of Common Stock held directly by the Selling Stockholder; (ii) 1,172 shares of Common Stock issued pursuant to the Purchase Agreement; and (iii) 415,556 shares of Common Stock issued on March 19, 2026 upon the cashless exercise of Pre-Funded Warrants. The business address of the Selling Stockholder is E3 Fund SP c/o Ifinia House, 6 the Court, Holywell Business Park, Northfield Road Southam Warwickshire CV47 OFS, United Kingdom.

(13)	Mark Taylor is the sole director and sole shareholder of Prospect Capital Securities Limited (“PCSL”). By virtue of his relationship with PCSL, Mr. Taylor may be deemed to beneficially own the shares of Common Stock held by PCSL. Mr. Taylor disclaims any such beneficial ownership except to the extent of his pecuniary interest therein. The business address of the Selling Stockholder is Level 4, 16 Viaduct Harbour Avenue, Auckland, New Zealand.

(14)	Mark Taylor is the sole director and sole shareholder of Prospect Finance Limited (“PFL”). By virtue of his relationship with PFL, Mr. Taylor may be deemed to beneficially own the shares of Common Stock held by PFL. Mr. Taylor disclaims any such beneficial ownership except to the extent of his pecuniary interest therein. The business address of the Selling Stockholder is Level 4, 16 Viaduct Harbour Avenue, Auckland, New Zealand.

(15)	The business address of the Selling Stockholder is 5 Peregrine Place, Birkenhead, Auckland 0626, New Zealand.

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DESCRIPTION OF COMMON STOCK

The following is a description of our securities as set forth in certain provisions of our Second Amended and Restated Certificate of Incorporation (as amended, the “Charter”) and our Amended and Restated Bylaws (as amended, the “Bylaws”), each previously filed with the SEC and incorporated by reference as an exhibit to this registration statement. This summary does not purport to be complete and is qualified in its entirety by the full text of the Charter, Bylaws, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). We encourage you to read our Charter, Bylaws, and the applicable portions of the DGCL carefully, along with the terms of any securities offered for sale pursuant to a prospectus.

General

The total amount of authorized capital stock of the Company consists of 250,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

As of April 20, 2026, our issued and outstanding capital stock consists of 4,858,350 shares of Common Stock and no shares of Preferred Stock.

Common Stock

Voting

The holders of the Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the voting power represented by shares of Common Stock voted for the election of directors can elect all of the directors.

Dividends

Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock are entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the board of directors from time to time out of any assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Other Rights

Holders of Common Stock do not have any conversion, preemptive or other subscription rights and there is no sinking fund or redemption provisions applicable to the Common Stock.

Nasdaq Capital Market Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “CDT.”

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company, with an address of 1 State Street, 30th floor, New York, NY 10004.

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ANTI-TAKEOVER EFFECTS OF THE CHARTER AND THE BYLAWS

We have certain anti-takeover provisions in place as follows:

Special Meeting of Stockholders

Our Bylaws provide that, subject to the rights of the holders of any outstanding series of our Preferred Stock and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by (i) the chairperson of the board of directors, (ii) the chief executive officer, or (iii) a majority vote of our board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that, in addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at our principal executive offices (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting, or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company.

Authorized but Unissued Shares

Our authorized but unissued Common Stock and Preferred Stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

Exclusive Forum Selection

Our Charter requires that, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the second amended and restated certificate of incorporation or the bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, (i) the foregoing will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) to the fullest extent permitted by the applicable law, the federal district courts of the United States of America for the District of Delaware and the Court of Chancery of the State of Delaware shall have concurrent jurisdiction for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or any of the Company’s directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. The Company cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the Charter to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm the Company’s business, operating results, and financial condition.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter provides that directors and officers will be indemnified by the Company to the fullest extent authorized by Delaware law as it now exists or may in the future be amended.

Our Bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against the Company’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and the Company’s stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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PLAN OF DISTRIBUTION

The Selling Stockholders of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices.

The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Ascent is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each of the Selling Stockholders have informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Pursuant to the Amended ELOC Purchase Agreement, we agreed to maintain the effectiveness of this Registration Statement for so long as any of the following are true: (a) a registration statement with respect to the sale of such shares is declared effective by the SEC under the Securities Act and such shares have been disposed of by the holder in accordance with such effective registration statement, (b) such shares have been previously sold in accordance with Rule 144, or (c) such shares become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Company’s transfer agent and the holder (assuming that such shares and any shares issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such Shares were issued or are issuable, were at no time held by any affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “CDT”.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Thompson Hine LLP, New York, New York.

EXPERTS

The consolidated financial statements of CDT Equity Inc. as of and for the year ended December 31, 2025, incorporated by reference in this preliminary prospectus and registration statement to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of CBIZ CPAs P.C., an independent registered public accounting firm, as stated in its report thereon, and which includes an explanatory paragraph as to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CDT Equity Inc. as of and for the year ended December 31, 2024, incorporated by reference in this preliminary prospectus and registration statement to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, as stated in its report thereon, and which includes an explanatory paragraph as to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.cdtequity.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC through the SEC’s website at the address provided above. Forms of the indenture and other documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus, modifies or supersedes the original statement.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 15, 2026;

●	our Current Reports on Form 8-K, filed with the SEC on January 2, 2026, January 22, 2026, February 24, 2026, March 9, 2026, March 18, 2026, and March 25, 2026;

●	our definitive proxy statement on Schedule 14A, as filed with the SEC on April 25, 2025 and our definitive proxy statement on Schedule 14A, as filed with the SEC on July 8, 2025; and

●	the description of our securities contained in our Annual Report on Form 10-K, filed with the SEC on April 15, 2026 as Exhibit 4.1, as well as any additional amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents by writing us at 4851 Tamiami Trail North, Suite 200, Naples, Florida 34103 or by telephoning us at (646) 491-9132.

Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus or any prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

15

5,348,058 Shares of Common Stock

PRELIMINARY PROSPECTUS

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities pursuant to this registration statement:

SEC registration fee	$2,658.84
Accounting fees and expenses	$10,400.00
Legal fees and expenses	$30,000.00
Printing and miscellaneous expenses	$4,000.00
Total	$47,058.84

Item 15. Indemnification of Officers and Directors.

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)

(1) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. For indemnification with respect to any act or omission occurring after December 31, 2020, references to “officer” for purposes of these paragraphs (c)(1) and (2) of this section shall mean only a person who at the time of such act or omission is deemed to have consented to service by the delivery of process to the registered agent of the corporation pursuant to § 3114(b) of Title 10 (for purposes of this sentence only, treating residents of this State as if they were nonresidents to apply § 3114(b) of Title 10 to this sentence).

(2) The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein

(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) By the stockholders.

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(e)	Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section. For purposes of this subsection, insurance shall include any insurance provided directly or indirectly (including pursuant to any fronting or reinsurance arrangement) by or through a captive insurance company organized and licensed in compliance with the laws of any jurisdiction, including any captive insurance company licensed under Chapter 69 of Title 18, provided that the terms of any such captive insurance shall:

(1)	Exclude from coverage thereunder, and provide that the insurer shall not make any payment for, loss in connection with any claim made against any person arising out of, based upon or attributable to any (i) personal profit or other financial advantage to which such person was not legally entitled or (ii) deliberate criminal or deliberate fraudulent act of such person, or a knowing violation of law by such person, if (in the case of the foregoing paragraph (g)(1)(i) or (ii) of this section) established by a final, nonappealable adjudication in the underlying proceeding in respect of such claim (which shall not include an action or proceeding initiated by the insurer or the insured to determine coverage under the policy), unless and only to the extent such person is entitled to be indemnified therefor under this section;

(2)	Require that any determination to make a payment under such insurance in respect of a claim against a current director or officer (as defined in paragraph (c)(1) of this section) of the corporation shall be made by an independent claims administrator or in accordance with the provisions of paragraphs (d)(1) through (4) of this section; and

(3)	Require that, prior to any payment under such insurance in connection with any dismissal or compromise of any action, suit or proceeding brought by or in the right of a corporation as to which notice is required to be given to stockholders, such corporation shall include in such notice that a payment is proposed to be made under such insurance in connection with such dismissal or compromise.

For purposes of paragraph (g)(1) of this section, the conduct of an insured person shall not be imputed to any other insured person. A corporation that establishes or maintains a captive insurance company that provides insurance pursuant to this section shall not, solely by virtue thereof, be subject to the provisions of Title 18.

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(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.”

Section 8.2 of the Company’s second amended and restated certificate of incorporation provides:

“(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

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(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the ByLaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

See the Exhibit Index on the page immediately before the signature page to this registration statement for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) If the registrant is relying on Rule 430B:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Description of Document
2.1	Agreement and Plan of Merger Agreement dated as of November 8, 2022, by and among Murphy Canyon Acquisition Corp., Conduit Merger Sub, Inc. and Conduit Pharmaceuticals Limited (filed as Annex A-1 to the Registrant’s Proxy Statement/Prospectus filed on August 11, 2023, and incorporated herein by reference)
2.2	Amendment to Agreement and Plan of Merger dated as of January 27, 2023, by and among Murphy Canyon Acquisition Corp., Conduit Merger Sub, Inc. and Conduit Pharmaceuticals Limited (filed as Annex A-2 to the Registrant’s Proxy Statement/Prospectus filed on August 11, 2023, and incorporated herein by reference).
2.3	Second Amendment to Agreement and Plan of Merger dated as of May 11, 2023, by and among Murphy Canyon Acquisition Corp., Conduit Merger Sub, Inc. and Conduit Pharmaceuticals Limited (filed as Annex A-3 to the Registrant’s Proxy Statement/Prospectus filed on August 11, 2023, and incorporated herein by reference).
4.1	Specimen Common Stock Certificate of Conduit Pharmaceuticals Inc. (filed as Exhibit 4.8 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-4 (File No. 333-271903) filed on August 8, 2023, and incorporated herein by reference).
4.2	Specimen Warrant Certificate of Conduit Pharmaceuticals Inc. (filed as Exhibit 4.9 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-4 (File No. 333-271903) filed on August 8, 2023 and incorporated herein by reference).
4.3	Form of Pre-Funded Warrant, by and among the Company and investors of Sarborg Limited (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on February 24, 2026, and incorporated herein by reference).
5.1*	Opinion of Thompson Hine LLP
10.1	Equity Purchase Agreement, dated January 16, 2026, by and among the Registrant and Ascent Partners Fund LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 22, 2026 and incorporated herein by reference).
10.2	Registration Rights Agreement, dated January 16, 2026, by and among the Registrant and Ascent Partners Fund LLC (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on January 22, 2026 and incorporated herein by reference).
10.3	Form of Securities Purchase Agreement, by and among the Company and investors of Sarborg Limited (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on February 24, 2026, and incorporated herein by reference).
10.4	Amendment to the Equity Purchase Agreement, dated March 3, 2026, by and among the Company and Ascent Partners Fund LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 9, 2026 and incorporated herein by reference).
23.1*	Consent of Thompson Hine LLP (included in Exhibit 5.1)
23.2*	Consent of Marcum LLP, Independent Registered Public Accounting Firm
23.3*	Consent of CBIZ CPAs P.C., Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on signature page)
107*	Filing Fee Table

*Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Naples, State of Florida, on April 22, 2026.

CDT EQUITY INC.

By:	/s/ Andrew Regan
Name:	Andrew Regan
Title:	Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew Regan and/or James Bligh, as his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Regan	Chief Executive Officer and Director	April 22, 2026
Andrew Regan	(Principal Executive Officer)

/s/ James Bligh	Chief Financial Officer and Director	April 22, 2026
James Bligh	(Principal Financial Officer and Principal Accounting Officer)

/s/ Freda Lewis-Hall	Director and Chairperson of the Board of Directors	April 22, 2026
Freda Lewis-Hall

/s/ Chele Chiavacci Farley	Director	April 22, 2026
Chele Chiavacci Farley

/s/ Simon Fry	Director	April 22, 2026
Simon Fry

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